ADMINISTRATIVE SERVICES AGREEMENT

between the

ADVISORONE FUNDS

and

GEMINI FUND SERVICES, LLC

INDEX

2.  COMPENSATION OF THE ADMINISTRATOR.

3.  RESPONSIBILITY AND INDEMNIFICATION.

4.  REPORTS.

5.  ACTIVITIES OF THE ADMINISTRATOR.

6.  RECORDS.

7.  CONFIDENTIALITY.

8.  DURATION AND TERMINATION OF THE AGREEMENT.

9.  ASSIGNMENT.

10.  NEW YORK LAWS TO APPLY

11. AMENDMENTS TO THIS AGREEMENT.

12. MERGER OF AGREEMENT

13. NOTICES.

SCHEDULE A (FUND LISTING)

8

SCHEDULE B

(A) ADMINISTRATIVE SERVICE FEE:

8

FEE INCREASES

8

(B) STATE REGISTRATION (BLUE SKY) SURCHARGE:

9

(C) EXPENSES.

9

(D) SPECIAL REPORTS.

ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT made the 23rd day of June 2003, by and between the AdvisorOne Funds, a Delaware Business Trust, having its principal office and place of business 4020 South 147th Street, Omaha, NE 68137  (the "Trust"), and Gemini Fund Services, LLC, a Nebraska limited liability company having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 205, Hauppauge, New York 11788  (the “Administrator").

BACKGROUND

WHEREAS, the Trust1 consists of various series listed in Schedule A (collectively referred to as the “Funds”) of diversified and non-diversified, open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

             WHEREAS, the Administrator is a limited liability company experienced in providing administrative services to mutual funds and possesses facilities sufficient to provide such services; and

             WHEREAS, the Trust desires to avail itself of the experience, assistance and facilities of the Administrator and to have the Administrator perform for the Trust certain services appropriate to the operations of its Funds and the Administrator is willing to furnish such services in accordance with the terms hereinafter set forth.

TERMS

             NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Trust and the Administrator hereby agree to the following:

1.  DUTIES OF THE ADMINISTRATOR.

The Administrator will provide the Trust with the necessary office space, communication facilities and personnel to perform the following services for the Trust:

                  (a) Monitor all regulatory (1940 Act and IRS) and prospectus restrictions for compliance;

                  (b) Prepare and coordinate the printing of semi-annual and annual financial statements;

                  (c) Prepare selected management reports for performance and compliance analyses as agreed upon by the Trust and Administrator from time to time;

                  (d) Prepare selected financial data required for trustee' meetings as agreed upon by the Trust and the Administrator from time to time and coordinate trustees meeting agendas with outside legal counsel to the Trust;

                  (e) Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;

                  (f) Prepare the Trust's federal, state, and local tax returns to be reviewed by the Trust's independent public accountants;

                  (g) Prepare and maintain the Trust's operating expense budget to determine proper expense accruals to be charged to its Funds in order to calculate their daily net asset value;

                  (h) 1940 ACT filings -

                       In conjunction with the Trust's outside legal counsel the Administrator will:

•

Prepare the Trust's Form N-SAR reports;

•

Update all financial sections of the Trust's Statement of Additional Information and coordinate its completion;

•

Update all financial sections of the Trust's  prospectus and coordinate its completion;

•

Update all financial sections of the Trust's proxy statement and coordinate its completion;

•

Prepare an annual update to Trust's 24f-2 filing (if applicable);

                  (i) Monitor services provided by the Trust's custodian bank as well as any other service providers to the Trust;

                  (j) Provide appropriate financial schedules (as requested by the Trust's independent public accountants or SEC examiners), coordinate the Trust's annual or SEC audit, and provide office facilities as may be required;

                  (k) Attend management and board of trustees meetings as requested;

                  (l) The preparation and filing (filing fee to be paid by the Trust) of applications and reports as        necessary to register or maintain the Trusts registration under the securities or "Blue Sky" laws of  the various states selected by the Trust or its Distributor.

The Administrator shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2.  COMPENSATION OF THE ADMINISTRATOR.

In consideration of the services to be performed by the Administrator as set forth herein for each portfolio approved for inclusion hereunder by the Board of Trustees of the Trust, the Administrator shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Trust agrees to pay the Administrator the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule B.

3.  RESPONSIBILITY AND INDEMNIFICATION.

(a) The Administrator shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Trust for any action taken or omitted by it in good faith without gross negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Trust, advice of the Trust, or of counsel for the Trust and upon statements of the Trust's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of the Administrator, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties.

(b) The Administrator shall not be liable to the Trust for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Administrator in the performance of its duties hereunder except as hereinafter set forth. Nothing herein contained shall be construed to protect the        Administrator against any liability to the Trust or its security holders to which the Administrator shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Trust, reckless disregard of the Administrator's obligations and duties under this        Agreement or the willful violation of any applicable law.

(c) Except as may otherwise be provided by applicable law, neither the Administrator nor its stockholders, officers, directors, employees or agents shall be subject to, and the Trust shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses        incurred by reason of the inaccuracy of information furnished to the Administrator by the Trust or its authorized agents or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of         willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of reckless disregard of the Administrator's obligations and duties under this Agreement or the willful violation of any applicable law.

4.  REPORTS.

(a) The Trust shall provide to the Administrator on a quarterly basis a report of a duly authorized officer of the Trust representing that all information furnished to the Administrator during the preceding quarter was true, complete and correct to the best of its knowledge. The Administrator shall not be      responsible for the accuracy of any information furnished to it by the Trust, and the Trust shall hold the Administrator harmless in regard to any liability incurred by reason of the inaccuracy of such information.

(b) The Administrator shall provide to the Board of Trustees of the Trust, on a quarterly basis, a report, in such a form as the Administrator and the Trust shall from time to time agree, representing that, to its knowledge, the Trust was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of  the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Trust was not so in compliance. Whenever, in the course of performing its duties under this Agreement, the Administrator determines, on the basis of information supplied to the Administrator by the Trust, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, the Administrator shall promptly notify the Trust and its counsel of such violation.

5.  ACTIVITIES OF THE ADMINISTRATOR.

The Administrator shall be free to render similar services to others so long as its services hereinunder are not impaired thereby.

6.  RECORDS.

The records maintained by the Administrator shall be the property of the Trust, and shall be surrendered to the Trust, at the expense of the Trust, promptly upon request by the Trust, provided that all service fees and expenses charged by the Administrator in the performance of its duties hereunder have been fully paid to the satisfaction of the Administrator, in the form in which such accounts and records have been maintained or preserved. The Administrator agrees to maintain a back-up set of accounts and records of the Trust (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. The Administrator shall assist the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust's accounts and records. The Administrator shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

7.  CONFIDENTIALITY.

The Administrator agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and such information shall not be disclosed to any person except as may be authorized by the Trust.

8.  DURATION AND TERMINATION OF THE AGREEMENT.

This Agreement shall become effective as of the date hereof and shall remain in force for a period of three (3) years and shall continue in effect for successive twelve-month periods thereafter with the approval of the Board or by a vote of a majority of the outstanding voting securities of the Fund.

Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.  Additionally, the Administrator reserves the right to charge for any other reasonable expenses associated with such termination.

 9.  ASSIGNMENT.

This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of the Administrator, or by the Administrator without the prior written         consent of the Trust.

10.  NEW YORK LAWS TO APPLY.

The laws of the State of New York shall govern this Agreement without giving effect to the principles of conflict of laws.  Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer, if the parties subsequently agree thereto) in the City of New York, New York, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

11. AMENDMENTS TO THIS AGREEMENT.

This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

12. MERGER OF AGREEMENT.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13. NOTICES.

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:

To the Administrator:

Brian Nielsen

Kevin Meehan

Secretary

President

AdvisorOne Funds

Gemini Fund Services, LLC

4020 South 147th Street

150 Motor Parkway, Suite 205

Omaha, NE  68137

Hauppauge, NY  11788

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVISORONE FUNDS

GEMINI FUND SERVICES, LLC

        By:____________________________                           By:__________________________

W. Patrick Clarke, President

                Kevin P. Meehan, President

SCHEDULE A

FUND LISTING

The Amerigo Fund
The Clermont Fund

SCHEDULE B

ADMINISTRATIVE SERVICE FEE SCHEDULE

ADMINISTRATIVE SERVICE FEE

For the services rendered by the Administrator in its capacity as administrator, the Trust shall pay the Administrator within ten (10) days after receipt of an invoice from the Administrator at the beginning of each month, a fee equal to the greater of the following, for each series of the Trust approved by the Board of Trustees of the Trust for inclusion hereunder:

 NET ASSET CHARGE (except for the Cash Reserves Fund) (based upon prior month average net assets):

               Assets up to $100 million …..........................

 10 basis points (.10%)

               Assets from $100 million to $250 million.…....

   8 basis points (.08%)

               Assets from $250 million to $500 million

   5 basis points (.05%)

               Greater than $500 million .........................                     3 basis points (.03%)

OR

MINIMUM FEE:

$40,000 per Fund per year

On each anniversary date of this Agreement, the fees enumerated above may be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date. Any CPI increases not charged in any given year may be included in prospective CPI fee increases in future years.  For the first year of this Agreement,  fees will be adjusted to include CPI increases for the following years: 2000, 2001, 2002, and  2003.

STATE REGISTRATION (BLUE SKY) FEES

The fees enumerated above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF THE ADMINISTRATOR) for three (3) states. Each additional state registration requested will be subject to the following fees:

                       Initial registration ............... $295.00

                       Registration renewal ........... $150.00

                       Sales reports (if required) ... $  25.00

OUT OF POCKET EXPENSES

The Trust shall reimburse the Administrator for any out-of-pocket expenses, exclusive of salaries, advanced by the Administrator in connection with but not limited to the printing or filing of documents for the Trust, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. The Administrator shall provide the Trust with a monthly invoice of such expenses and the Trust shall reimburse the Administrator within fifteen (15) days after receipt thereof.

 SPECIAL REPORTS

All reports and /or analyses requested by the Trust, its auditors, legal counsel, portfolio manager, or any regulatory agency  having jurisdiction over the Trust, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon  in advance, based upon the following rates:

                       Labor:

                         Senior staff - $150.00/hr.

                         Junior staff - $ 75.00/hr.

                        Computer time - $45.00/hr.

ADDENDUM A-I

FUND LISTING

CMG High Income Absolute Return Fund

ADDENDUM B-I

ADMINISTRATIVE SERVICE FEE SCHEDULE

ADMINISTRATIVE SERVICE FEE

For the services rendered by the Administrator in its capacity as administrator to those funds listed on Addendum A-I, each fund shall pay the Administrator within ten (10) days after receipt of an invoice from the Administrator at the beginning of each month, a fee equal to the greater of the following, for each series of the Trust approved by the Board of Trustees of the Trust for inclusion hereunder:

 NET ASSET CHARGE (based upon prior month average net assets):

               Assets up to $100 million …..........................

 10 basis points (.10%)

               Assets from $100 million to $250 million.…....

   8 basis points (.08%)

               Assets from $250 million to $500 million

   5 basis points (.05%)

               Greater than $500 million .........................                     3 basis points (.03%)

OR

MINIMUM FEE:

$40,000 per Fund per year

On each anniversary date of this Agreement, the fees enumerated above may be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date. Any CPI increases not charged in any given year may be included in prospective CPI fee increases in future years.  For the first year of this Agreement,  fees will be adjusted to include CPI increases for the following years: 2000, 2001, 2002, and  2003.

STATE REGISTRATION (BLUE SKY) FEES

The fees enumerated above include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF THE ADMINISTRATOR) for three (3) states. Each additional state registration requested will be subject to the following fees:

                       Initial registration ............... $295.00

                       Registration renewal ........... $150.00

                       Sales reports (if required) ... $  25.00

OUT OF POCKET EXPENSES

The Trust shall reimburse the Administrator for any out-of-pocket expenses, exclusive of salaries, advanced by the Administrator in connection with but not limited to the printing or filing of documents for the Trust, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, telex, and courier charges, incurred in connection with the performance of its duties hereunder. The Administrator shall provide the Trust with a monthly invoice of such expenses and the Trust shall reimburse the Administrator within fifteen (15) days after receipt thereof.

 SPECIAL REPORTS

All reports and /or analyses requested by the Trust, its auditors, legal counsel, portfolio manager, or any regulatory agency  having jurisdiction over the Trust, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon  in advance, based upon the following rates:

                       Labor:

                         Senior staff - $150.00/hr.

                         Junior staff - $ 75.00/hr.

                        Computer time - $45.00/hr.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Administrative Services Agreement dated June 23, 2003 this ___ day of ______, 2003.

ADVISORONE FUNDS

GEMINI FUND SERVICES, LLC

        By:____________________________                           By:__________________________

W. Patrick Clarke, President

                Kevin P. Meehan, President

ADDENDUM A-I FUNDS

        By:____________________________

Stephen Blumenthal

Footnotes

1 The term “Trust” shall refer to the AdvisorOne Funds, and each series of the AdvisorOne Funds that is approved by the Board of Trustees of the AdvisorOne Funds for inclusion under the terms of this agreement, and each series that is so approved shall be subject to the terms of this Agreement without the need for an amendment of or addition to this Agreement.